Exhibit 99.1

Solta Medical Reports First Quarter 2009 Revenue of $25.2 Million

HAYWARD, Calif., May 5, 2009 — Solta Medical, Inc. (Nasdaq: SLTM), a global leader in the medical aesthetics market, today announced results for the first quarter ended March 31, 2009. Revenue for the first quarter was $25.2 million, an increase of approximately $9.0 million, or 56%, as compared to the first quarter 2008 reflecting increased revenue as a result of the acquisition of Reliant Technologies, Inc. on December 23, 2008.

“Our first quarter performance reflects the successful integration of our Reliant acquisition as demonstrated by a nearly 50/50 split in revenue derived from our Thermage and Fraxel product lines,” said Stephen J. Fanning, Chairman of the Board, President and CEO of Solta Medical. “We generated strong international sales growth during the quarter, and in the U.S. market our dual sales force concept has been well received by customers.”

The Company reported a net loss of $4.8 million, or $0.10 per share for the first quarter of 2009 compared to a net loss of $2.2 million, or $0.09 per share reported in the first quarter of 2008.

The Company’s reported results for the first quarter of 2009 include non-cash acquisition-related charges of $3.3 million, non-cash stock based compensation charges of $0.8 million, and severance costs of $0.1 million. The GAAP net loss for the quarter including these charges was $4.8 million, or $0.10 per share as compared to a net loss of $2.2 million, or $0.09 per share reported for the first quarter of 2008. The non-GAAP net loss for the quarter excluding these charges was $0.6 million, or $0.01 per share as compared to a non-GAAP net loss of $0.3 million, or $0.01 per share reported for the first quarter of 2008.

“On a pro forma combined basis as if the acquisition of Reliant was in effect from October 1, 2008, our first quarter revenue of $25.2 million grew sequentially by approximately $5.1 million, or 25%, from the fourth quarter of 2008,” added Mr. Fanning. “In addition, our team is managing expenses, delivering strong gross margins, and continuing to drive innovation that benefits both our physicians and their patients.”

“Also important to note, in March we secured a long-term bank credit facility for $9.0 million with Silicon Valley Bank. We believe that with our cost containment initiatives, as well as our bank credit facility, we have the financial resources needed to execute our operating plans and achieve our financial goals for 2009,” Mr. Fanning concluded.

Financial Goals for 2009

The Company reiterated the following financial goals for 2009:

•	Realize approximately $19 million in cost synergies as a result of the acquisition of Reliant Technologies, Inc.

•	Generate positive cash flow from operations and positive non-GAAP EBITDA for the full year

•	Achieve a non-GAAP gross margin of 70% for the year excluding non-cash amortization charges and other non-cash purchase price related adjustments

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of purchase price related adjustments, severance costs, and stock-based compensation expenses, all net of income taxes. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measures, which it uses to measure the performance of ongoing operating results, against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

Solta Medical will host a conference call and webcast today, Tuesday, May 5, 2009, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 800-366-3908 for domestic participants and 303-262-2075 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain accessible for seven days. This replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers. Both callers will need to use the Passcode 11130432#. To access the live webcast of the call, go to Solta Medical's website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective anti-aging solutions for patients which enhance and expand the practice of medical aesthetics for physicians.

The company offers products to address aging skin under the industry's two premier brands: Thermage® and Fraxel®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Since 2002, over one million Thermage and Fraxel procedures have been performed in nearly 80 countries. Thermage and Fraxel are the perfect complement for any aesthetic practice. For more information about Solta Medical, call 877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding the market environment, the adequacy of our financial resources and our financial goals for 2009. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical's actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the possibility that the development and release of new products and initiatives do not proceed as anticipated, the market for the sale of these new products and initiatives does not develop as expected, the remaining risks and uncertainties with the integration process, the risks related to our future liquidity if we fail to achieve adequate levels of revenue or sustained profitability, if unanticipated expenses or other uses of cash arise or if we are not able to maintain compliance with borrowing facility covenants and the risks relating to Solta Medical's ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical's business and its financial results are detailed in its Form 10-K for the year ended December 31, 2008, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn

Solta Medical, Inc.

Chief Financial Officer

1-510-786-6890

Doug Sherk / Jenifer Kirtland

EVC Group

1-415-896-6820

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Net revenue	$25,245	$16,231
Cost of revenue	11,507	4,358

Gross margin	13,738	11,873

Operating expenses:
Sales and marketing	10,475	7,422
Research and development	3,916	2,731
General and administrative	4,318	4,552

Total operating expenses	18,709	14,705

Loss from operations	(4,971)	(2,832)
Interest and other income	261	603
Interest and other expenses	(47)	—

Loss before income taxes	(4,757)	(2,229)
Provision for income taxes	(18)	(8)

Net loss	$(4,775)	$(2,237)

Net loss per share — basic and diluted	$(0.10)	$(0.09)

Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	47,758,823	23,630,842

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, LOSS FROM

OPERATIONS, EBITDA, NET LOSS AND NET LOSS PER SHARE

(in thousands, except gross margin as % of sales, share and per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP Gross margin	$13,738	$11,873
Non-GAAP adjustments to gross margin:
Purchase price related adjustments	2,976	—
Stock-based compensation	53	43

Non-GAAP gross margin	16,767	11,916

Non-GAAP gross margin as % of sales	66%	73%

GAAP loss from operations:	$(4,971)	$(2,832)
Non-GAAP adjustments to loss from operations:
Purchase price related adjustments	3,292	—
Severance expenses	118	—
Merger-related costs	—	969
Stock-based compensation	789	979

Non-GAAP loss from operations	(772)	(884)
Depreciation expenses	725	311

Non-GAAP EBITDA	(47)	(573)

GAAP net loss	$(4,775)	$(2,237)
Non-GAAP adjustments to net loss:
Purchase price related adjustments, net of taxes	3,292	—
Severance expenses, net of taxes	118	—
Merger-related costs, net of taxes	—	969
Stock-based compensation, net of taxes	789	979

Non-GAAP net loss	$(576)	$(289)

GAAP net loss per share	$(0.10)	$(0.09)
Non-GAAP adjustments to net loss per share:
Purchase price related adjustments	0.07	—
Severance expenses, net of taxes	0.00	—
Merger-related costs, net of taxes	—	0.04
Stock-based compensation	0.02	0.04

Non-GAAP net loss per share	$(0.01)	$(0.01)

Weighted average shares outstanding used in calculating GAAP and non-GAAP net loss per share	47,758,823	23,630,842

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$8,974	$7,556
Marketable investments	8,094	17,870
Accounts receivable, net	12,854	5,119
Inventories, net	13,333	18,304
Prepaid expenses and other current assets	3,834	4,074

Total current assets	47,089	52,923
Property and equipment, net	6,438	6,841
Purchased intangible assets, net	39,948	40,999
Goodwill	48,257	48,158
Other assets	217	247

Total assets	$141,949	$149,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$6,083	$8,080
Accrued liabilities	11,741	11,085
Accrued restructuring	1,371	3,549
Current portion of deferred revenue	4,089	3,658
Short-term margin account borrowings	5,620	12,399
Line of credit obligation	3,750	—
Current portion of term loan	1,031	—
Customer deposits	363	288

Total current liabilities	34,048	39,059
Deferred revenue, net of current portion	512	688
Term loan, net of current portion	1,969	—
Non-current tax liabilities	1,507	1,464
Other liabilities	125	133

Total liabilities	38,161	41,344

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized 47,758,823 shares issued and outstanding at March 31, 2009 and December 31, 2008	48	48
Additional paid-in capital	166,468	165,680
Deferred stock-based compensation	(1)	(2)
Accumulated other comprehensive loss	(50)	—
Accumulated deficit	(62,677)	(57,902)

Total stockholders’ equity	103,788	107,824

Total liabilities and stockholders’ equity	$141,949	$149,168